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                                  EXHIBIT 5.1


                                 April 8, 1997


First Virtual Holdings Incorporated
11975 El Camino Real, Suite 300
San Diego, CA 92130-2543

         Re:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by First Virtual Holdings Incorporated, a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about April 8, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of: (A) 454,375 shares of your Common Stock (the "Common Stock"), reserved for issuance pursuant to the Company's 1994 Incentive and Non-Statutory Stock Option Plan (the "1994 Plan"), (B) 2,993,150 shares of Common Stock reserved for issuance under the Company's 1995 Stock Plan (the "1995 Plan"), and (C) 100,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan") (all such shares of Common Stock being hereinafter referred to as the "Shares"), and (ii) the Prospectuses to be dated on or about April 8, 1997 that relate to the 1994 Plan, the 1995 Plan and the Purchase Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the 1994 Plan, the 1995 Plan and the Purchase Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses and the 1994 Plan, the 1995 Plan and the Purchase Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses and any subsequent amendment thereto.



                                              Very truly yours,

                                              WILSON, SONSINI, GOODRICH & ROSATI
                                              Professional Corporation